UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2009

California Coastal Communities, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17189	02-0426634
(Commission File Number)	(I.R.S. Employer Identification No.)

6 Executive Circle, Suite 250, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-7700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On March 31, 2009, the Registrant issued a press release (the “Press Release”) announcing the completion of a deed-in-lieu transaction regarding its 151-lot project in Corona, California with an investor that had acquired the $31.2 million loan secured by the project from IndyMac Federal Bank. The Registrant conveyed the remaining 134 finished lots to the investor in exchange for a $28.7 million reduction in the note balance and retained seven completed homes which secure the remaining note balance of $2.5 million. Subject to certain conditions, after all seven homes have been sold, the guaranty of this debt by the Registrant will be released and any remaining balance on the $2.5 million note will be cancelled.

The Registrant also announced that it extended the maturity date on its senior secured revolving credit agreement from September 30, 2009 to June 30, 2010.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the Press Release.

The information in this Current Report on Form 8-K, including the exhibit hereto that is being furnished under Item 7.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference into any future registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

99.1

Press Release of the Registrant, dated March 31, 2009, announcing completion of the deed-in-lieu transaction and the extension of the maturity date on its senior secured revolving credit agreement from September 30, 2009 to June 30, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2009	California Coastal Communities, Inc.

	By:	/s/ SANDRA G. SCIUTTO
Sandra G. Sciutto
Chief Financial Officer and Senior Vice President